UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934
Date of Report (Date of earliest event reported): October 5, 2009 (September 29, 2009)
LL&E ROYALTY TRUST
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1-8518 (Commission File Number)	76-6007940 (I.R.S. Employer Identification No.)
The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas 78701
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (800) 852-1422
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 29, 2009 LL&E Royalty Trust (the “Trust”) was notified by The New York Stock Exchange (the “NYSE”) that the Trust has until November 16, 2009 to cure its average closing price noncompliance and that, if the Trust fails to do so, the NYSE would have to initiate suspension and delisting procedures.
As previously announced, the NYSE had previously notified the Trust that the Trust had fallen below the NYSE’s continued listing standard relating to the average closing price of the Trust’s securities and that, as such, the Trust was subject to the procedures outlined in sections 801 and 802 of the NYSE Listed Company Manual. Rule 802.01C of the NYSE Listed Company Manual requires that the securities have a minimum average closing price of not less than $1.00 during a consecutive 30 trading-day period.
As previously announced, the Trust intends to sell its assets and liquidate when practicable in light of market conditions, and in any case within the time period specified in the Trust’s governing documents.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Press release dated October 5, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LL&E Royalty Trust
By:	The Bank of New York Mellon Trust
Company, N.A., as Trustee

By:	/s/ Mike Ulrich
Name:	Mike Ulrich
Title:	Vice President

Date: October 5, 2009

Exhibit Index

Exhibit Number	Description
99.1	Press release dated October 5, 2009.